SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-A/A (Amendment No. 3)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

SCOR (Exact name of Registrant as specified in its Charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

1, avenue du Général de Gaulle 92074 Paris—La Défense Cedex France (Address of principal executive office)

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act Registration Statement file number to which this form relates: 333-5568.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, nominal value €7.8769723 per share
American Depositary Shares (as evidenced by American Depositary Receipts), each representing one-tenth of one Ordinary Share, nominal value €0.78769723 per share

New York Stock Exchange, Inc.* New York Stock Exchange, Inc.

* Not for trading, but only in connection with the American Depositary Shares.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

This amendment No. 3 on Form 8-A/A is being filed to reflect the one-for-ten reverse split of SCOR's ordinary shares and the consequent ratio change of the American Depositary Shares (“ADSs”) representing ordinary shares from one ADS representing one ordinary share to one ADS representing one-tenth of one ordinary share, effective January 3, 2007. As of the date hereof, SCOR has a share capital of €932,673,756 divided into 118,405,108 fully paid and registered shares. In other respects, the description of the securities to be registered that appears under the captions “Description of Share Capital” and “Description of American Depositary Shares” contained in the Prospectus included in the Registrant's Registration Statement on Form F-1 (File No. 333-5568) originally filed on September 13, 1996, as amended, under the Securities Act of 1993, as amended, is hereby incorporated herein by reference in answer to this item. In addition, a revised Prospectus reflecting the aforementioned filed on January 3, 2007 pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, as part of the Post-Effective Amendment No. 1 to Form F-6 (File No. 333-5684) filed on December 8, 2003, and of the Registration Statement on Form F-6 (File No. 133-112953) filed on February 19, 2004, is also hereby incorporated herein by reference in answer to this item.

Item 2. Exhibits

1.	Registration Statement on Form F-1 (File No. 333-5568) filed with the Securities and Exchange Commission on September 13, 1996, as amended on September 24, 1996, incorporated by reference.

2.	Registration Statement on Form F-6 (File No. 333-5684) filed with the Securities and Exchange Commission on September 26, 1996, as amended on October 7, 1996, incorporated by reference.

3.	Post-Effective Amendment No. 1 to Form F-6 (File No. 333-5684) filed with the Securities and Exchange Commission on December 8, 2003, incorporated by reference.

4.	Registration Statement on Form F-6 (File No. 333-112953) filed with the Securities and Exchange Commission on February 11, 2004, incorporated by reference.

5.	Unofficial English translation of statuts (charter) of the Registrant, containing amendments through January 3, 2007.

SIGNATURE

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SCOR
Date:	January 3, 2007	By:	/s/ Patrick Thourot
		Name:	Patrick Thourot
		Title:	Chief Operating Officer

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